I, Jacinta Devine, Chief Financial Officer of Dole plc (the “Company”) hereby certify that:

(1) the annual report on Form 20-F of the Company for the fiscal year ended December 31, 2024, (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 11, 2025
/s/ Jacinta Devine
Chief Financial Officer